UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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PowerSecure International, Inc.

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Set forth below is a copy of prepared remarks delivered by management of PowerSecure International, Inc. (the “Company”) on a conference call held on February 24, 2016.

JOHN BLUTH

Thank you Lauren and thank you for joining us today for our conference call to discuss Southern Company’s acquisition of PowerSecure.

Before we begin, I want to remind you that, during the course of the discussion today, we expect to make forward-looking statements under the Safe Harbor provisions of the Federal Securities laws. These are all statements, other than historical facts, including statements concerning the future business, financial results, and outlook of the company. Forward-looking statements are based on the current expectations and beliefs of management but are not guarantees of future performance or events and they are subject to risks, uncertainties and other factors, including those discussed in the company’s SEC filings as well as on the call today which could cause actual results to differ materially from those projected or implied. The company assumes no duty to update any forward-looking statements.

Due to the transaction we announced today, we will not be taking Q&A on today’s call, but considering the importance of the acquisition and the excitement both PowerSecure and Southern Company share, we wanted to take the opportunity with you this afternoon for our Founder and Chief Executive Officer, Sidney Hinton, to describe some additional details and perspective.

SIDNEY HINTON

Thank you John. And thanks to everyone for joining us this evening. I’ll be speaking primarily to the investment community today, and I do want to start by saying to our customers, to our utility partners and our employees—Thank you. Your trust in PowerSecure has driven our success. This acquisition further strengthens the resources and capabilities of PowerSecure as we continue to serve you.

Today is a very exciting day for PowerSecure.

It is exciting because of the validation it provides for the value we deliver to customers every day, but this acquisition also represents the beginning of an even more exciting future for PowerSecure.

This transaction will offer PowerSecure new opportunities and the benefits of a much stronger financial platform as part of Southern Company. In 2015, Southern Company reported earnings of $2.4 billion, or $2.60 per share, and has a significant balance sheet.. Customers and potential customers will now see this balance sheet standing behind PowerSecure.

Southern Company has earned a reputation as one of America’s premier utilities by deploying its technical expertise and financial strength to best serve its customers, and these attributes, combined with Southern Company’s nationally recognized customer service, make Southern Company the ideal partner for PowerSecure to deliver even greater value to our customers.

We are incredibly excited about the potential to accelerate and expand our business as part of Southern Company as we continue to serve our data center, hospital, utility and other customers.

There is also tremendous synergy between the corporate cultures of Southern Company and PowerSecure. Both companies are centered around core values of integrity and customer service. Our culture at PowerSecure has been vital to our success and this culture will continue to be nurtured within Southern Company.

One of the reasons Southern Company has such a strong culture is because of their leadership team, which is among the very best in the industry. Southern Company is where several of PowerSecure’s leaders, including me, started our careers and we have personal experience with this outstanding leadership team.

I also want to take a minute to acknowledge PowerSecure’s tremendous employees, who have dedicated so much to help PowerSecure achieve the success that this acquisition represents. There is no question that as Southern Company was assessing the strengths of PowerSecure, the incredible quality of our people was a key factor.

In addition to the cultural synergies, we also believe PowerSecure represents an outstanding strategic fit for Southern Company.

Southern Company understands the importance of distributed infrastructure for the energy industry and believes that this transaction will position the combined company to compete effectively in that space. These are precisely the solutions, being distributed infrastructure, that PowerSecure specializes in. The combination of one of America’s leading energy companies with a successful, customer-focused provider of differentiated energy solutions and innovative energy infrastructure can expand Southern Company’s opportunities to provide customized energy products to customers.

Importantly, PowerSecure has a strong track record of growth, and a long history of finding ways to deliver value to our customers. A majority of this growth has been organic and driven by repeat customers who we have built trust with through our strong execution and focus on customer service.

Along with our strong growth, we have developed a diversity of value-added solutions that deliver on the needs of our customers across the energy solutions spectrum. This depth and breadth of our success was also important to Southern Company.

We are blessed to count among our customers Fortune 500 companies, utilities, data centers, hospitals, industrial manufacturers, federal and military facilities, and retailers. We serve this world-class customer list with incredible passion and talent and we are very excited about the additional benefits and resources we will be able to deliver to our customers as part of the Southern Company. We have an amazing leadership team and employees who combine their relentless dedication to customer service with their incredible skill every day to serve our customers.

Finally, to our analysts, investors and those of you in the financial community, we want to thank you for believing in us and supporting us for all these years and we hope that this acquisition also validates your faith in us.

We expect the acquisition will close by the end of the 2nd quarter. Until then, we will be focused on continuing to deliver world-class solutions and customer service to our customers.

Thank you very much for your time today, and thank you for your support over the years, thank you for your support of PowerSecure.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between PowerSecure International, Inc. (the “Company”) and The Southern Company (“Southern”). In connection with the transaction, the Company intends to file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a proxy statement that will be mailed to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE TRANSACTION. Investors and security holders will be able to obtain the proxy statement (when available), as well as other materials and documents filed with the SEC, free of charge, at the SEC’s website at www.sec.gov, or free of charge from the Company at www.powersecure.com under the Investor Relations tab or by directing a request to the Company at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, attention: Investor Relations. Investors and security holders may also read and copy any reports, statements and other information filed by the Company with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Merger Solicitation

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on April 24, 2015, and in its Annual Report on Form 10-K filed with the SEC on March 2, 2015. These documents can be obtained free of charge as indicated above. Other information regarding the interests of the participants in the proxy solicitation will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the expected benefits of the transaction, such as growth potential, market profile, financial strength, and enhanced earnings per share, the expected timing of the completion of the transaction, future financial and operating results, Southern’s and the Company’s future plans, objectives, expectations and intentions. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “intend,” “estimate,” “plan,” “believe,” “may,” “project,” “potential,” “forecast,” “target,” “guidance,” “outlook,” “should,” “will,” “could,” “continue” and the negative or plural of these words and other comparable terminology.

Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the failure to receive, on a timely basis or otherwise, the required approvals by the Company’s stockholders and government or regulatory agencies (including the terms of such approvals); the risk that a condition to closing of the merger may not be satisfied; the risk that the businesses will not be integrated successfully; the possibility that the anticipated benefits from the transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs related to the integration of Southern and the Company will be greater than expected; the ability to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners; the diversion of management time on transaction-related issues; the on-going uncertainty and inconsistency in the economy, financial markets and business markets; the impact of legislative, regulatory and competitive changes; and other and other risks, uncertainties and other factors identified from time to time in in the Company’s reports filed with or furnished to the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as well as subsequently filed Quarterly Reports Form 10-Q and Current Reports on Form 8-K, copies of which may be obtained by visiting the investor relations page of the Company’s website or the SEC’s website at www.sec.gov. There can be no assurance that the transaction will in fact be consummated.

The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any duty or obligation to update or revise any forward-looking statement for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise, except as may be required by law.